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                                                                    Exhibit 23.1


                         INDEPENDENT AUDITORS' CONSENT



To the Partners of
TEPPCO Partners, L.P.

We consent to the use of our reports on TEPPCO Partners, L.P., TE Products Pipeline Company, Limited Partnership and Texas Eastern Products Pipeline Company, LLC incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus included as part of this registration statement.



                                               /s/ KPMG LLP




Houston, Texas
February 1, 2002